Exhibit 99.1

Two Bethesda Metro Center
14th Floor
Bethesda, MD 20814
(301) 951-6122
(301) 654-6714 Fax
Info@AmericanCapital.com www.AmericanCapital.com

FOR IMMEDIATE RELEASE
CONTACTS: John Erickson, Chief Financial Officer	(301) 951-6122
Tom McHale, Senior Vice President, Finance

AMERICAN CAPITAL INCREASES DIVIDEND 9% TO $0.82

REPORTS $0.77 NOI AND $1.35 EARNINGS PER BASIC SHARE IN Q1 2006

Bethesda, MD – May 2, 2006 – American Capital Strategies Ltd. (NASDAQ: ACAS) announced today its second quarter 2006 dividend and its results for the first quarter of 2006.

2006 Q2 DIVIDEND DECLARATION

American Capital’s Board of Directors has declared a second quarter 2006 regular dividend of $0.82 per share to record holders as of May 30, 2006, payable on July 5, 2006. This dividend is a 9% increase over the second quarter 2005 regular dividend of $0.75 per share. American Capital has paid a total of $1.1 billion in dividends and paid or declared dividends of $20.73 per share since its August 1997 IPO at $15.00 per share. Also, American Capital has reiterated its 2006 dividend guidance of $3.29 per share from ordinary taxable income earned in 2006. The estimated remaining 2006 dividends per share are $0.83 for the third quarter of 2006 and $0.84 for the fourth quarter of 2006.

FIRST QUARTER 2006 RESULTS

In addition, American Capital announced today its results for the quarter ended March 31, 2006. Net operating income (NOI) for the quarter increased 45% to $93 million compared to $64 million for first quarter of 2005. On a basic per share basis, NOI increased 8% to $0.77 per share compared to $0.71 per share in the first quarter of 2005. On a diluted per share basis, NOI increased 10% to $0.77 per share compared to $0.70 per share for the first quarter of 2005. First quarter 2006 dividends were $0.80 per share, a 10% growth over first quarter 2005 dividends of $0.73 per share. American Capital’s net asset value per share at March 31, 2006 was $25.30, a $0.93 or 4% growth over the December 31, 2005 net asset value per share of $24.37, and $3.46 or 16% over the March 31, 2005 net asset value per share of $21.84.

For the quarter, the net increase in net assets resulting from operations (NOI plus the cumulative effect of an accounting change and net appreciation and depreciation and net gains and losses on investments) was $162 million, or $1.35 per basic share and $1.34 per diluted share, compared to $112 million, or $1.25 per basic share and $1.22 per diluted share, in the first quarter of 2005.

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American Capital

May 2, 2006

“We earned $1.35 per basic share for the first quarter and we grew our net operating income per basic share 8% over the first quarter of 2005,” said Malon Wilkus, American Capital Chairman, President and CEO. “Those results for our typically lowest performing quarter of the year place us right on plan to achieve our annual goals. We experienced substantial appreciation in the portfolio, in part due to our Dallas-based energy group leading an investment in the first quarter in ASAlliances Biofuels LLC, a firm that is expected to be the third largest producer of ethanol by early 2008. Due to developments in the ethanol and energy markets as well as the valuation of comparable companies, we determined that our investment in ASAlliances Biofuels had nearly doubled in value during the quarter. We are very excited about the prospects for the ethanol industry and our opportunity to participate in its growth through ASAlliances Biofuels.”

In the first quarter of 2006, American Capital invested $697 million of committed capital. Also in the first quarter of 2006, American Capital received $369 million of proceeds from exits of portfolio investments.

“The middle market buyout and mezzanine business remains extremely fragmented with attractive investment opportunities for investors. We’re pursuing those opportunities while continuing to be highly selective and maintaining our investment discipline,” said Ira Wagner, Chief Operating Officer. “Based on our proprietary database of middle market transactions, during 2005 the 20 most active investors other than American Capital made investments in 175 companies. American Capital had the opportunity to review only 48 of those investment opportunities, or 27%. Of the 48 opportunities that we reviewed, we elected not to bid on 29, and we were outbid on the remaining 19. Our market continues to be extremely fragmented with over 600 firms making zero, one or two investments in 2005. We continue to believe that there are opportunities to grow our business and rationalize our industry.”

In the first quarter of 2006, American Capital recorded $43 million in portfolio net realized gains and $1 million in net realized gains attributable to interest rate derivatives. In the first quarter of 2006, net unrealized appreciation totaled $24 million, consisting of gross appreciation of $159 million from 29 portfolio companies, $119 million of gross depreciation from 22 portfolio companies, $37 million resulting from the recognition of net realized gains and $21 million of net appreciation on interest rate derivatives.

The weighted average effective interest rate on American Capital’s total investments in debt securities as of March 31, 2006 was 12.7%. At March 31, 2006, the weighted average loan grade of American Capital’s loan portfolio was 3.1 on a scale of 1 to 4, with 4 being the highest quality, compared to 3.1 as of March 31, 2005. As of March 31, 2006, loans to 14 portfolio companies totaling $177 million, with a fair value of $55 million, were on non-accrual. Delinquent and non-accruing loans totaled $245 million, or 7% of total loans, at March 31, 2006, compared to $120 million, or 5% of total loans, at March 31, 2005.

“Our portfolio continues to perform well. We have achieved an 18% IRR on the nearly $3 billion of exits and repayments we have experienced since our IPO and our 2001-2006

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American Capital

May 2, 2006

static pools have experienced $199 million in net realized gains and $78 million in net unrealized appreciation, totaling a 20% IRR, including interest, dividends and fees,” said Chief Financial Officer John Erickson. “In the first quarter, our portfolio investments had $43 million of net realized gains and $40 million in net unrealized appreciation. Our net gains on our investments during the quarter have helped our book value per share grow by 4%, or $0.93, to $25.30 per share this quarter and 16%, or $3.46, over the past year. We paid a $0.80 per share dividend for the quarter so shareholders have received $1.73 of return including both the dividend and growth in book value. Strong economic growth and the rising interest rate environment, which we have been experiencing over the past two years, should generally be positive factors for our investment portfolio and I think that is demonstrated by our results.”

Since its August 1997 IPO through first quarter 2006, American Capital has earned an 18% compounded annual return, including interest, dividends, fees and net gains, on 124 exits and prepayments of senior debt, subordinated debt and equity investments, totaling $2.9 billion of invested capital. These exits and prepayments represent 31% of all amounts invested by American Capital since its August 1997 IPO. Proceeds from these exits and prepayments exceeded the associated prior quarter valuation of the investments by $50 million in aggregate, or 2%. Eighteen percent of these exits and prepayments were from portfolio companies that had at one time been either a loan grade 1 or 2 in American Capital’s four point loan grading system, with 1 being the lowest loan grade. Since its IPO through the first quarter of 2006, $82 million of American Capital’s PIK interest and dividends and accreted OID have been repaid, representing 28% of all PIK and OID recorded.

THIRD PARTY VALUATION OF PORTFOLIO INVESTMENTS

American Capital’s Board of Directors is responsible for determining the fair value of American Capital’s portfolio investments on a quarterly basis. In that regard, the board has retained Houlihan Lokey Howard & Zukin Financial Advisors Inc. (“Houlihan Lokey”) to assist it by having Houlihan Lokey regularly review a designated percentage of our fair value determinations. Houlihan Lokey is a leading valuation firm in the U.S., engaged in approximately 1,000 valuation assignments per year for clients worldwide. Each quarter, Houlihan Lokey reviews American Capital’s determination of the fair value of approximately 25% of its portfolio company investments that have been

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American Capital

May 2, 2006

portfolio companies for at least one year and that have a fair value in excess of $10 million. In the first quarter of 2006, Houlihan Lokey reviewed valuations of 21 portfolio company investments having an aggregate $730 million in fair value as of the period end. Over the last four quarters, Houlihan Lokey has reviewed 96 portfolio companies totaling $3.2 billion in fair value as of their respective valuation dates. In addition, Houlihan Lokey representatives attend American Capital’s quarterly valuation meetings and provide periodic reports and recommendations to the Audit and Compliance Committee of the Board of Directors.

For those portfolio company investments that Houlihan Lokey has reviewed during the applicable period using the scope of review set forth by American Capital’s Board of Directors, the Board has made a fair value determination that is within the aggregate range of fair value for such investments as determined by Houlihan Lokey.

In addition to its standard scope, American Capital engaged Houlihan Lokey to review the value of ASAlliances Biofuels, since American Capital determined that its fair value had risen significantly in the quarter in which the investment was made. The fair value of this investment as determined by American Capital’s Board is within the range of fair value for the investment as determined by Houlihan Lokey.

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American Capital

May 2, 2006

Financial highlights for the quarter are as follows:

AMERICAN CAPITAL STRATEGIES, LTD.

CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2006, DECEMBER 31, 2005 AND MARCH 31, 2005

(in thousands, except per share data)

	Q1 2006	Q4 2005	Q1 2006 Versus Q4 2005		Q1 2005	Q1 2006 Versus Q1 2005
			$	%		$	%
	(unaudited)		(unaudited)		(unaudited)	(unaudited)
Assets
Investments at fair value (cost of $5,501,929, $5,134,398 and $3,564,547, respectively)
Non-Control/Non-Affiliate investments	$2,502,646	$2,135,795	$366,851	17%	$1,202,665	$1,299,981	108%
Affiliate investments	421,029	449,026	(27,997)	-6%	436,219	(15,190)	-3%
Control investments	2,547,933	2,516,282	31,651	1%	1,834,203	713,730	39%
Government securities	—	—	—	0%	99,938	(99,938)	-100%
Interest rate derivatives	41,622	18,132	23,490	130%	8,135	33,487	412%

Total investments at fair value	5,513,230	5,119,235	393,995	8%	3,581,160	1,932,070	54%
Cash and cash equivalents	67,830	97,134	(29,304)	-30%	90,117	(22,287)	-25%
Restricted cash	84,030	121,772	(37,742)	-31%	69,787	14,243	20%
Interest receivable	34,585	32,668	1,917	6%	29,405	5,180	18%
Other	100,467	78,300	22,167	28%	49,311	51,156	104%

Total assets	$5,800,142	$5,449,109	$351,033	6%	$3,819,780	$1,980,362	52%

Liabilities and Shareholders’ Equity
Debt	$2,519,082	$2,466,860	$52,222	2%	$1,738,033	$781,049	45%
Interest rate derivatives	4,670	2,140	2,530	118%	5,603	(933)	-17%
Accrued dividends payable	96,601	3,574	93,027	2603%	65,817	30,784	47%
Other	58,839	78,898	(20,059)	-25%	23,172	35,667	154%

Total liabilities	2,679,192	2,551,472	127,720	5%	1,832,625	846,567	46%

Commitments and contingencies
Shareholders’ equity:
Undesignated preferred stock, $0.01 par value, 5,000 shares authorized, 0 issued and outstanding	—	—	—	0%	—	—	0%
Common stock, $0.01 par value, 200,000 shares authorized, 123,575, 119,123 and 90,977 issued and 123,364, 118,913 and 90,977 outstanding, respectively	1,234	1,189	45	4%	910	324	36%
Capital in excess of par value	3,100,242	2,942,814	157,428	5%	2,042,196	1,058,046	52%
Notes receivable from sale of common stock	(6,655)	(6,655)	—	0%	(6,825)	170	2%
Undistributed (distributions in excess of) net realized earnings	19,498	(22,408)	41,906	187%	(60,136)	79,634	132%
Net unrealized appreciation (depreciation) of investments	6,631	(17,303)	23,934	138%	11,010	(4,379)	-40%

Total shareholders’ equity	3,120,950	2,897,637	223,313	8%	1,987,155	1,133,795	57%

Total liabilities and shareholders’ equity	$5,800,142	$5,449,109	$351,033	6%	$3,819,780	$1,980,362	52%

Net asset value per share	$25.30	$24.37	$0.93	4%	$21.84	$3.46	16%

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American Capital

May 2, 2006

AMERICAN CAPITAL STRATEGIES, LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

Three Months Ended March 31, 2006 and March 31, 2005

(in thousands, except per share data)

(unaudited)

	Q1 2006	Q1 2005	Q1 2006 Versus Q1 2005
			$	%
OPERATING INCOME:
Interest and dividend income
Non-Control/Non-Affiliate investments	$67,560	$36,353	$31,207	86%
Affiliate investments	11,579	12,516	(937)	-7%
Control investments	51,986	37,549	14,437	38%

Total interest and dividend income	131,125	86,418	44,707	52%

Fee and Other Income
Non-Control/Non-Affiliate investments	17,894	2,604	15,290	587%
Affiliate investments	328	1,833	(1,505)	-82%
Control investments	23,831	10,000	13,831	138%

Total fee and other income	42,053	14,437	27,616	191%

Total operating income	173,178	100,855	72,323	72%

OPERATING EXPENSES:
Interest	35,982	17,346	18,636	107%
Salaries, benefits and stock-based compensation	23,215	12,312	10,903	89%
General and administrative	15,417	6,285	9,132	145%

Total operating expenses	74,614	35,943	38,671	108%

OPERATING INCOME BEFORE INCOME TAXES	98,564	64,912	33,652	52%
Provision for income taxes	(5,668)	(1,025)	(4,643)	-453%

NET OPERATING INCOME	92,896	63,887	29,009	45%

Net realized gain (loss) on investments
Non-Control/Non-Affiliate investments	4,684	1,888	2,796	148%
Affiliate investments	4,550	752	3,798	505%
Control investments	33,440	5,481	27,959	510%
Interest rate derivatives	1,524	(3,295)	4,819	146%

Total net realized gain on investments	44,198	4,826	39,372	816%

Net unrealized appreciation (depreciation) of investments
Portfolio company investments	2,974	24,717	(21,743)	-88%
Interest rate derivative periodic payment accrual	(1,311)	(280)	(1,031)	-368%
Interest rate derivatives	22,271	18,530	3,741	20%

Total net unrealized appreciation of investments	23,934	42,967	(19,033)	-44%

Total net gain on investments	68,132	47,793	20,339	43%
INCREASE IN NET ASSETS RESULTING FROM OPERATIONS BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE	161,028	111,680	49,348	44%
Cumulative effect of accounting change, net of tax (1)	1,026	—	1,026	100%

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$162,054	$111,680	$50,374	45%

NET OPERATING INCOME PER COMMON SHARE:
Basic	$0.77	$0.71	$0.06	8%
Diluted	$0.77	$0.70	$0.07	10%
EARNINGS BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE:
Basic	$1.34	$1.25	$0.09	7%
Diluted	$1.33	$1.22	$0.11	9%
NET EARNINGS PER COMMON SHARE:
Basic	$1.35	$1.25	$0.10	8%
Diluted	$1.34	$1.22	$0.12	10%
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
Basic	119,866	89,534	30,332	34%
Diluted	121,086	91,401	29,685	32%
DIVIDENDS DECLARED PER COMMON SHARE	$0.80	$0.73	$0.07	10%

(1)	Effective January 1, 2006, American Capital adopted FASB Statement No. 123 (revised 2004), “Share-Based Payment,” a revision to FASB Statement No. 123 (“SFAS 123R”). American Capital had adopted SFAS 123R using the “modified prospective” method. Effective January 1, 2003, American Capital adopted the fair-value-based method of accounting for stock-based compensation plans for all stock options granted in 2003 and forward as permitted under FASB Statement No. 148. All of American Capital’s stock options granted prior to January 1, 2003, which were accounted for under APB No. 25 and not expensed in the consolidated statements of operations, were fully vested as of January 1, 2006 and therefore, no additional stock compensation costs for those stock option grants will be recorded as a result of the adoption of SFAS 123R. Under FASB Statement No. 123, American Capital elected to adjust compensation costs for forfeitures when the unvested awards were actually forfeited. Under SFAS 123R, American Capital is required to estimate forfeitures of unvested awards when recognizing compensation cost. Upon the adoption of SFAS 123R, American Capital recorded a cumulative effect of an accounting change for an adjustment to compensation costs recognized in prior periods to record forfeitures based on the amounts that would have been estimated during those periods.

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American Capital

May 2, 2006

AMERICAN CAPITAL STRATEGIES, LTD.

OTHER FINANCIAL INFORMATION

Quarter Ended March 31, 2006, December 31, 2005 and March 31, 2005

(dollars in thousands)

(unaudited)

	Q1 2006	Q4 2005	Q1 2006 Versus Q4 2005		Q1 2005	Q1 2006 Versus Q1 2005
			$	%		$	%
New Investments:
Senior Debt	$189,870	$382,850	$(192,980)	-50%	$188,570	$1,300	1%
Subordinated Debt	159,117	193,390	(34,273)	-18%	146,270	12,847	9%
Preferred Equity	164,836	169,886	(5,050)	-3%	22,374	142,462	637%
Common Equity	52,955	64,477	(11,522)	-18%	28,759	24,196	84%
Common Equity warrants	22,817	86,715	(63,898)	-74%	440	22,377	5086%
CMBS Investments	73,321	80,512	(7,191)	-9%	—	73,321	100%
CDO Investments	34,170	—	34,170	100%	19,434	14,736	76%

Total	$697,086	$977,830	$(280,744)	-29%	$405,847	$291,239	72%

American Capital Sponsored Buyouts	$404,800	$564,771	$(159,971)	-28%	$137,915	$266,885	194%
Financing for Private Equity Buyouts	15,000	121,750	(106,750)	-88%	129,700	(114,700)	-88%
Direct Investments	12,000	—	12,000	100%	60,311	(48,311)	-80%
CMBS Investments	73,321	80,512	(7,191)	-9%	—	73,321	100%
CDO Investments	34,170	—	34,170	100%	19,434	14,736	76%
Add-on Financing for Acquisitions	140,095	20,319	119,776	589%	29,117	110,978	381%
Add-on Financing for Recapitalizations	8,000	183,688	(175,688)	-96%	2,350	5,650	240%
Add-on Financing for Growth	1,500	—	1,500	100%	5,000	(3,500)	-70%
Add-on Financing for Working Capital in Distressed Situations	8,200	2,790	5,410	194%	2,790	5,410	194%
Add-on Financing for Working Capital	—	4,000	(4,000)	-100%	19,230	(19,230)	-100%

Total	$697,086	$977,830	$(280,744)	-29%	$405,847	$291,239	72%

Exits and Repayments:
Scheduled Principal Amortization	$13,705	$16,990	$(3,285)	-19%	$11,389	2,316	20%
Senior Loan Sales	42,607	174,037	(131,430)	-76%	47,305	(4,698)	-10%
Principal Prepayments	205,779	258,536	(52,757)	-20%	112,777	93,002	82%
Payment of Accrued Payment-in-kind Interest and Dividends and Original Issue Discount	7,596	13,971	— (6,375)	-46%	4,435	— 3,161	71%
Sale of Equity Investments	98,842	81,239	17,603	22%	11,331	87,511	772%

Total	$368,529	$544,773	$(176,244)	-32%	$187,237	$181,292	97%

Appreciation, Depreciation, Gains and Losses:
Gross Realized Gains	$58,905	$69,973	$(11,068)	-16%	$8,897	$50,008	562%
Gross Realized Losses	(16,231)	(64,288)	48,057	75%	(776)	(15,455)	-1992%

Portfolio Net Realized Gains	42,674	5,685	36,989	651%	8,121	34,553	425%
Net Realized Gains (Losses) From Interest Rate Derivatives	1,524	(825)	2,349	285%	(3,295)	4,819	146%

Net Realized Gains	44,198	4,860	39,338	809%	4,826	39,372	816%

Gross Unrealized Appreciation at 29, 20, and 24 Portfolio Companies	159,526	54,628	104,898	192%	75,343	84,183	112%
Gross Unrealized Depreciation at 22, 11 and 23 Portfolio Companies	(119,054)	(78,807)	(40,247)	-51%	(41,891)	(77,163)	-184%

Current Portfolio Net Unrealized Appreciation (Depreciation)	40,472	(24,179)	64,651	267%	33,452	7,020	21%
Net Depreciation From the Recognition of Net Realized Gains	(37,498)	(2,987)	(34,511)	-1155%	(8,735)	(28,763)	-329%
Interest Rate Derivatives	20,960	11,568	9,392	81%	18,250	2,710	15%

Net Unrealized Appreciation (Depreciation) of Investments	23,934	(15,598)	39,532	253%	42,967	(19,033)	-44%

Net Appreciation, Depreciation, Gains and Losses	$68,132	$(10,738)	$78,870	734%	$47,793	$20,339	43%

Other Financial Data:
Weighted Average Effective Interest Rate on Debt Investments	12.7%	12.8%			13.0%
Weighted Average Loan Grade	3.1	3.1			3.1
Loans on Non-Accrual at Face	$177,341	$132,330	45,011	34%	$108,555	68,786	63%
Loans on Non-Accrual at Fair Value	$54,789	$48,304	6,485	13%	$53,476	1,313	2%
Past Due Loans at Face	$67,594	$53,675	13,919	26%	$11,251	56,343	501%
Past Due and Non-Accrual Loans as a Percentage of Total Loans	7%	5%			5%
Number of Portfolio Companies on Non-Accrual and Past Due	15	14			10
LTM Net Operating Income Return on Average Equity at Cost	13.4%	13.6%			13.9%
LTM Net Earnings Return on Average Equity	16.3%	15.9%			21.6%
Current Quarter Net Operating Income Return on Average Equity at Cost Annualized	12.3%	13.3%			13.2%
Current Quarter Net Earnings Return on Average Equity Annualized	21.5%	11.8%			23.1%

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American Capital

May 2, 2006

Portfolio Statistics (1) ($ in millions, unaudited):	Pre-1999	1999	2000	Static Pool 2001	2002	2003	2004	2005	2006	Aggregate	2001-2006 Aggregate
Original Investments and Commitments	$375	$380	$389	$368	$939	$1,316	$1,632	$3,159	$542	$9,100	$7,956
Total Exits and Prepayments of Original Investments	$141	$191	$226	$258	$404	$701	$472	$468	$—	$2,861	$2,303
Total Interest, Dividends and Fees Collected	$132	$129	$89	$142	$226	$263	$246	$195	$22	$1,444	$1,094
Total Net Realized (Loss) Gain on Investments	$(19)	$(22)	$(75)	$49	$16	$120	$9	$5	$—	$83	$199
Internal Rate of Return(2)	9.1%	4.9%	4.6%	22.9%	10.7%	25.7%	19.1%	20.7%	997.7%	15.3%	20.0%
Current Cost of Investments	$192	$175	$180	$92	$488	$625	$1,121	$2,187	$442	$5,502	$4,955
Current Fair Value of Investments	$160	$93	$186	$78	$406	$689	$1,166	$2,219	$475	$5,472	$5,033
Net Unrealized Appreciation/(Depreciation)	$(32)	$(82)	$6	$(14)	$(82)	$64	$45	$32	$33	$(30)	$78
Non-Accruing Loans at Face	$12	$30	$—	$29	$75	$10	$16	$5	$—	$177	$135
Equity Interest at Fair Value	$19	$7	$44	$40	$77	$296	$393	$943	$232	$2,051	$1,981
Debt to EBITDA(3)(4)(5)	7.4	8.3	4.8	4.3	7.0	4.8	4.6	4.6	4.6	5.0	4.8
Interest Coverage(3)(5)	1.5	1.7	2.7	1.7	2.1	2.3	2.2	2.3	1.8	2.2	2.2
Debt Service Coverage(3)(5)	1.4	1.4	1.9	1.3	1.7	1.8	1.5	1.8	1.2	1.6	1.6
Loan Grade(3)(5)	2.8	1.9	3.3	3.2	2.4	3.2	3.3	3.1	3.0	3.1	3.1
Average Age of Companies	39 yrs	54 yrs	28 yrs	38 yrs	34 yrs	15 yrs	41 yrs	29 yrs	17 yrs	30 yrs	29 yrs
Ownership Percentage	88%	70%	24%	66%	56%	70%	50%	54%	56%	56%	56%
Average Sales(5)(6)	$101	$68	$116	$176	$89	$107	$80	$108	$32	$95	$94
Average EBITDA(5)(7)	$6	$6	$32	$19	$10	$22	$16	$24	$9	$19	$19
Total Sales(5)(6)	$463	$397	$354	$1,763	$1,120	$1,474	$3,020	$4,461	$255	$13,307	$12,093
Total EBITDA(5)(7)	$37	$29	$79	$163	$104	$301	$556	$728	$42	$2,039	$1,894
% of Senior Loans(5)(8)	49%	50%	58%	23%	58%	46%	43%	42%	46%	46%	45%
% of Loans with Lien(5)(8)	65%	50%	85%	100%	99%	97%	80%	84%	100%	85%	87%

(1)	Static pool classification is based on the year the initial investment was made. Subsequent add-on investments are included in the static pool year of the original investment. Investments in government securities and interest rate derivative agreements are excluded.

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American Capital

May 2, 2006

(2)	Assumes investments are exited at current fair value.

(3)	These amounts do not include investments in which the Company owns only equity.

(4)	For portfolio companies with a nominal EBITDA amount, the portfolio company’s maximum debt leverage is limited to 15 times EBITDA.

(5)	Excludes investments in commercial mortgage backed securities, collateralized debt obligations and European Capital Limited.

(6)	Sales of the most recent twelve months, or when appropriate, the forecasted twelve months.

(7)	EBITDA of the most recent twelve months, or when appropriate, the forecasted twelve months.

(8)	As a percentage of our total debt investments.

ADDITIONAL DIVIDEND INFORMATION

American Capital must make certain distributions of its taxable income in order to maintain its tax status as a regulated investment company. Investors can refer to American Capital’s most recent report on Form 10-K for more information about its tax status. American Capital intends to retain net long-term capital gains and treat them as deemed distributions for tax purposes. Therefore, the taxable income that is distributed as dividends would be expected to be treated as ordinary income for tax purposes. Taxable income differs from GAAP income because of both temporary and permanent differences in income and expense recognition. For example, changes in appreciation and depreciation of portfolio investments have no impact on American Capital’s taxable income. American Capital reports the anticipated tax characteristics of each dividend when announced, while the actual tax characteristics of each year’s dividends are reported annually to stockholders on Form 1099DIV. The 2005 dividends of $3.08 per share were a distribution of ordinary income for tax purposes. The 2006 declared dividend to-date, totaling $1.62 per share, is anticipated to be a distribution of ordinary income for tax purposes.

DIVIDEND REINVESTMENT PLAN (DRIP)

In appreciation of the loyal support of our shareholders, American Capital’s Dividend Reinvestment Plan grants a 5% discount to the market price for reinvested dividends. Brokerages that have confirmed participation in the DRIP include:

Ameritrade

A.G. Edwards

Citigroup-Smith Barney

Fidelity

J.J.B. Hilliard, W.L. Lyons, Inc.

Merrill Lynch

Morgan Keegan

Raymond James

RBC Dain Rauscher

UBS Financial

Wachovia Securities

Wedbush Morgan

A summary of American Capital’s dividend history and forecast follows. For further dividend history, please visit our website at www.ACAS.com. For more information regarding the DRIP, please visit our website or call our Investor Relations Department at (301) 951-6122.

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American Capital

May 2, 2006

AMERICAN CAPITAL’S DIVIDEND HISTORY

$20.73 DECLARED SINCE AUGUST 1997 IPO AT $15.00 PER SHARE

Year/Quarter	Regular Dividend	% Change of Regular Dividend Over Prior Year	Additional Dividend	Total	% Change of Total Dividend Over Prior Year
Total 1997 to Q2 2006 Declared				$20.73
2006	$3.29	8%	Not Planned	$3.29	7%
Q4 Forecast	$0.84	6%
Q3 Forecast	$0.83	6%
Q2 Declared	$0.82	9%
Q1	$0.80	10%
2005	$3.05	7%	$0.03	$3.08	6%
Q4	$0.79	8%
Q3	$0.78	8%
Q2	$0.75	7%
Q1	$0.73	4%
2004	$2.85	4%	$0.06	$2.91	4%
Q4	$0.73	6%
Q3	$0.72	4%
Q2	$0.70	3%
Q1	$0.70	4%
2003	$2.73	7%	$0.06	$2.79	9%
Q4	$0.69	3%
Q3	$0.69	5%
Q2	$0.68	8%
Q1	$0.67	14%
2002	$2.55	15%	$0.02	$2.57	12%
Q4	$0.67	18%
Q3	$0.66	18%
Q2	$0.63	15%
Q1	$0.59	11%
2001	$2.21	13%	$0.09	$2.30	6%
Q4	$0.57	10%
Q3	$0.56	14%
Q2	$0.55	12%
Q1	$0.53	18%
2000	$1.95	14%	$0.22	$2.17	25%
Q4	$0.52	18%
Q3	$0.49	14%
Q2	$0.49	14%
Q1	$0.45	10%
1999	$1.71	39%	$0.03	$1.74	30%
Q4	$0.44	19%
Q3	$0.43	34%
Q2	$0.43	48%
Q1	$0.41	64%
1998	$1.23	N/A	$0.11	$1.34
Q4	$0.37	76%
Q3	$0.32	N/A
Q2	$0.29	N/A
Q1	$0.25	N/A
1997 Q4	$0.21			$0.21
Total Declared				$20.73

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American Capital

May 2, 2006

SHAREHOLDER AND ANALYSTS CALL:

American Capital invites shareholders, prospective shareholders and analysts to attend the American Capital Shareholder Call on Wednesday, May 3, 2006 at 11:00 am ET. The dial in number will be (800) 230-1092. International callers should dial +1(612) 288-0329. Please advise the operator you are dialing in for the American Capital Shareholder Call.

BEFORE THE CALL:

SLIDE PRESENTATION AVAILABLE IN ADVANCE OF THE SHAREHOLDER CALL:

The quarterly shareholder presentation includes a slide show to accompany the call that participants may download from the American Capital website at www.ACAS.com and print prior to the call. You may wish to take the time to review the slides in advance of the Shareholder Call. It is generally posted several hours in advance of the call.

DURING THE CALL:

STREAMING SLIDE PRESENTATION DURING THE SHAREHOLDER CALL:

During the Shareholder Call, we invite you to turn to our shareholder website, www.ACAS.com, and click on the May 3 Shareholder Call Slide Show button. Participants will be able to view the complete streaming slide presentation on our website while listening to the shareholder call by phone as it occurs.

AFTER THE CALL:

AUDIO AND SLIDE PRESENTATION AVAILABLE AFTER THE CALL:

The audio of the shareholder call combined with the slide presentation will be made available after the call on May 3 on our website. An archive of our audio and slide presentations of our quarterly shareholder calls can be found in the Investor Relations section of our website at www.ACAS.com.

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American Capital

May 2, 2006

AUDIO ONLY PRESENTATION AVAILABLE AFTER THE SHAREHOLDER CALL:

There will be a phone recording available from 9:30 pm Wednesday, May 3 until 11:59 pm Wednesday, May 17. If you are interested in hearing the recording of the presentation, please dial (800) 475-6701. International callers may dial +1(320) 365-3844. The access code for both domestic and international callers is 825771.

For further information or questions, please do not hesitate to call our Shareholder Relations Department at (301) 951-6122.

ABOUT AMERICAN CAPITAL

Since its August 1997 IPO through the first quarter of 2006, American Capital has invested $9.1 billion in 211 portfolio companies. As of April 30, 2006, American Capital shareholders have enjoyed a total return of 405% since the Company’s IPO — an annualized return of 21%, assuming reinvestment of dividends. American Capital has paid a total of $1.1 billion in dividends and paid or declared $20.73 dividends per share since its August 1997 IPO at $15 per share.

Companies interested in learning more about American Capital’s flexible financing should contact Mark Opel, Senior Vice President, Business Development, at (800) 248-9340, or visit our website at www.AmericanCapital.com.

This press release contains forward-looking statements. The statements regarding expected results of American Capital Strategies are subject to various factors and uncertainties, including the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, changes in regional, national or international economic conditions, or changes in the conditions of the industries in which American Capital has made investments.

Persons considering an investment in American Capital should consider the investment objectives, risks and charges and expenses of the Company carefully before investing. Such information and other information about the Company is available in the Company’s annual report on Form 10-K, quarterly report on Form 10-Q and in the prospectuses the Company issues from time to time in connection with its offering of securities. Such materials are filed with the Securities and Exchange Commission and copies are available on the SEC’s website, www.sec.gov. Prospective investors should read such materials carefully before investing.

Performance data quoted above represents past performance of American Capital. Past performance does not guarantee future results and the investment return and principal value of an investment in American Capital will likely fluctuate. Consequently, an investor’s shares, when sold, may be worth more or less than their original cost. Additionally, American Capital’s current performance may be lower or higher than the performance data quoted above.

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